UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
____________________

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☐ Preliminary Proxy Statement
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LIFEVANTAGE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On October 30, 2023, LifeVantage Corporation issued the following press release:

LifeVantage President and CEO Steve Fife Sends Letter to Stockholders

Reminds Stockholders to Vote the WHITE Proxy Card to Ensure Continued Progress

Salt Lake City, UT, October 30, 2023 (GLOBE NEWSWIRE) -- LifeVantage Corporation (Nasdaq: LFVN) (“LifeVantage” or the “Company”), a leading health and wellness company with products designed to activate optimal health processes, today sent the following letter to stockholders from President and Chief Executive Officer, Steven R. Fife, highlighting the importance of retaining critical directors Garry Mauro, Michael A. Beindorff and Darwin K. Lewis to ensure the Company’s continued progress:

Dear Fellow LifeVantage Stockholders:

When I joined LifeVantage as Chief Financial Officer in 2017, the direct selling industry was undergoing intense change. Broad trends, like the shift to e-commerce, the rise of social media, the proliferation of new digital tools and the growth of the “gig economy,” were shaping our business, and those trends were accelerated by the COVID-19 pandemic.

Direct selling companies have faced a challenging market, and many of our competitors have struggled to adapt to this new environment. Since I joined LifeVantage, our five public direct selling peers have lost nearly 40% of their aggregate enterprise value.1 All but one of our peers are less valuable today than they were six years ago.

LifeVantage has avoided the same fate because our Board of Directors, led by Garry Mauro as Chair, recognized these rapidly changing industry dynamics and took decisive action to reposition the Company to address our challenges and capitalize on our many opportunities. The Board led the effort to rebuild our leadership team and refine our strategy.

In an industry where so many have failed, LifeVantage has thrived.

Since we announced our new LV360 strategy in January 2023, LifeVantage has generated a total return of 133%,2 which is among the best returns for any U.S. public company in any industry.

During this transformation, we have benefitted greatly from the fresh perspectives of our newer directors, including Cynthia Latham, a direct selling industry veteran whose expertise in health and wellness is tailor-made to help oversee the execution our strategy. Just as important, though, has been the deep understanding of our business, strong relationships with our consultants and critical institutional knowledge that our more experienced directors provide.

As I write to you, our 2023 Annual Meeting of Stockholders is just days away. At this meeting, two stockholders are seeking to remove three vitally important, experienced
1 Source: FactSet. Data from March 12, 2017 to October 25, 2023. Our “direct selling peers” include Herbalife, Mannatech, Nature’s Sunshine Products, Nu Skin Enterprises and USANA Health Sciences.
2 Source: FactSet. Data as of October 25, 2023.

directors. In my view, the removal of any of these individuals would be a huge loss for the Company and its stockholders.

Garry Mauro, our Chair, is an important voice in our boardroom and is adept at focusing the Board’s discussions on critical issues as well as challenging the leadership team to improve performance. Garry is known and respected by our consultants, who look to him as a source of stability and continuity during a time of significant change.

Michael Beindorff and Darwin Lewis also have critical roles on the Board, including leading our Compensation Committee and Audit Committee, respectively. Michael is one of the Board’s foremost marketing experts, with experience in senior marketing roles at Coca-Cola and VISA. Darwin provides valuable knowledge of international markets gained over three decades at one of the world’s largest global consumer packaged goods companies, SC Johnson & Son.

During this period of transformation, it is critical that we retain the expertise that Garry, Michael and Darwin uniquely provide. It would be unwise, in my view, to disrupt the balance we have achieved in the boardroom of fresh insights and deep experience and knowledge of our industry, operations and history.

I appreciate your investment and your support and ask that you please vote for all of the Company’s director nominees using our white proxy card. Help us continue our progress and strong momentum by ensuring that our Board retains valuable institutional knowledge and experience as we chart our course forward.

Sincerely,

Steven R. Fife
President and Chief Executive Officer

LifeVantage strongly recommends that stockholders vote “FOR” ALL of the Company’s highly qualified and experienced director candidates using the WHITE universal proxy card.

Stockholders who have any questions or need assistance voting their shares are encouraged to contact the Company’s proxy solicitor, Morrow Sodali LLC, at (800) 662-5200 or LFVN.info@investor.morrowsodali.com.

About LifeVantage Corporation

LifeVantage Corporation (Nasdaq: LFVN), the activation company, is a pioneer in nutrigenomics, the study of how nutrition and naturally occurring compounds affect human genes to support good health. The Company engages in the identification, research, development, formulation and sale of advanced nutrigenomic activators, dietary supplements, nootropics, pre- and pro-biotics, weight management, skin and hair care, bath & body, and targeted relief products. The Company’s line of scientifically-validated dietary supplements includes its flagship Protandim® family of products, LifeVantage® Omega+, ProBio, IC Bright®, Daily Wellness, Rise AM, Reset PM, and D3+ dietary supplements, the TrueScience® line of skin, hair, bath & body, and targeted relief products. The Company also markets and sells Petandim®, its companion pet supplement formulated to combat oxidative stress in dogs, Axio® its nootropic energy drink mixes, and PhysIQ, its smart weight management system. LifeVantage was founded in 2003 and is headquartered in Lehi, Utah. For more information, visit www.lifevantage.com.

Cautionary Note Regarding Forward Looking Statements

This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believe,” “will,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates,” “look forward to,” “goal,” “may be,” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The declaration and/or payment of a dividend during any quarter provides no assurance as to future dividends, and the timing and amount of future dividends, if any, could vary significantly in comparison both to past dividends and to current expectations. Examples of forward-looking statements include, but are not limited to, statements we make regarding executing against and the benefits of our key initiatives, future growth, including geographic and product expansion, the impact of COVID-19 on our business, expected financial performance, and expected dividend payments in future quarters. Such forward-looking statements are not guarantees of performance and the Company’s actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, further deterioration to the global economic and operating environments as a result of future COVID-19 developments, as well as those discussed in greater detail in the Company’s Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q under the caption “Risk Factors,” and in other documents filed by the Company from time to time with the U.S. Securities and Exchange Commission (the “SEC”). The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the 2024 annual meeting of stockholders (the “Annual Meeting”). The Company filed its definitive proxy statement and a WHITE universal proxy card with the SEC on September 22, 2023 in connection with any such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE UNIVERSAL PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the Annual Meeting contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at investor.lifevantage.com/financial-information/sec-filings or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10-K for the year ended June 30, 2023, filed on August 28, 2023. Stockholders can obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge on the Company’s website at investor.lifevantage.com/financial-information/sec-filings.

Investor Relations Contact:

Reed Anderson, ICR
(646) 277-1260
reed.anderson@icrinc.com

Media Relations Contact:

Dan McDermott, ICR
Dan.McDermott@icrinc.com